                                                                EXHIBIT 10-E



                              COTTER & COMPANY
                        SUPPLEMENTAL RETIREMENT PLAN

                     (Amended Effective January 1, 1996)

                        SUPPLEMENTAL RETIREMENT PLAN
                       AMENDED EFFECTIVE JANUARY 1, 1996

                     SECTION 1.  ESTABLISHMENT AND PURPOSE

     1.1 ESTABLISHMENT OF THE PLAN. Cotter & Company (the "Company") has heretofore established an unfunded supplemental retirement plan, which is known as the "COTTER & COMPANY SUPPLEMENTAL RETIREMENT PLAN" (the "Plan") and which was originally effective January 1, 1988. This Amendment restates the substantive provisions of the Plan effective January 1, 1996.

     1.2 PURPOSE. The purpose of this Plan is to supplement the benefits from the Company's Qualified Retirement Plan for selected executives of the Company and its subsidiaries.

                            SECTION 2.  DEFINITIONS

     2.1 DEFINITIONS. Whenever used in this Plan, it is intended that the following terms have the meanings set forth below:

         (a) "ACTUARIAL EQUIVALENT" means the term as defined in the Qualified Retirement Plan.

         (b) "ADMINISTRATOR" means an individual or committee appointed by the Chief Executive Officer and so identified to Participants.

         (c)  "BOARD" means the Board of Directors of the Company.

         (d)  "CHIEF EXECUTIVE OFFICER" means the Chief Executive
              Officer of the Company.

         (e) "COMPANY" means Cotter & Company, a Delaware corporation.

         (f) "FINAL AVERAGE COMPENSATION" means the highest annual calendar year average of the sum of Participant's base salary, bonus and any commissions earned (including any reduction therein related to a Participant-elected deferral of such base salary, commissions, or bonus to a later payment date, but excluding the payment of any such deferred base salary or bonus in the year received) paid during the three (3) consecutive calendar years in the ten (10) calendar years of continuous employment immediately preceding the date on which occurs the earliest of the Participant's retirement (at Normal Retirement or on or after age 55 with 10 Years of Service), total and permanent disability, or death.

         (g) "NORMAL RETIREMENT DATE" means the date on which a Participant has both attained age 62 and completed 10 years of Service.

         (h) "OFFICER" means an employee holding one or more of the following positions: President, Executive Vice President, Vice President, Treasurer, or Secretary.

         (i) "PARTICIPANT" means an Officer or a management employee of the Company or any subsidiary thereof who has been selected by the Chief Executive Officer, as provided in Section 3.1 hereof.

         (j) "PRIMARY SOCIAL SECURITY BENEFIT" means the estimated monthly primary old-age Social Security insurance benefit to which the Participant is or would be entitled at his Normal Retirement Date or at his retirement if later, based on the provisions of the Social Security Act in effect on the date of retirement, before any offsets for earned income. For purposes of estimating the Primary Social

              Security Benefit, it shall be assumed that the Participant has no wages covered by Social Security after retirement or disability.

         (k)  "PRIOR EMPLOYMENT (AND FULL-TIME MILITARY SERVICE)
              RETIREMENT BENEFITS" means any retirement benefits from previous employers of the Participant (including previous full-time U.S. Military Service) funded by other than the Participant's contributions which the Participant has received or will be eligible to receive at any future time. Any such benefits must be reported to the Administrator in a form satisfactory to the Administrator. The amount of such benefits shall be determined on an actuarially equivalent lump sum basis in accordance with such retirement plan.

         (l) "QUALIFIED RETIREMENT PLAN" means any retirement plan which is maintained by the Company and/or any subsidiary thereof and which is a qualified plan under Section 401(a) of the Internal Revenue Code, excluding the Cotter & Company Employee Savings and Compensation Deferral Plan. The amount of the benefits payable from such Qualified Retirement Plan shall be determined on an actuarially equivalent lump sum basis in accordance with such retirement plan.

         (m) "SERVICE" shall have the same meaning in this Plan as "Years of Service" in the Qualified Retirement Plan under which the Participant is covered.

         (n) "SURVIVING SPOUSE" means the spouse to whom a deceased Participant has been lawfully married: (1) for a period of at least one year ending on the date of the Participant's death; or,
              (2) where such death occurs after benefit
             payments have commenced under the Plan, as of the commencement date of those payments to the Participant.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine term used herein shall include the feminine, and the singular shall include the plural.

                           SECTION 3.  PARTICIPATION

     3.1 SELECTION OF PARTICIPANTS. The Chief Executive Officer, in his discretion, shall select persons to be Participants in the Plan from among those Officers and management employees of the Company and its subsidiaries who are Participants in a Qualified Retirement Plan.

                        SECTION 4.  RETIREMENT BENEFITS

     4.1 NORMAL RETIREMENT BENEFIT.
         (a) ELIGIBILITY. A Participant shall be eligible to receive a normal retirement benefit under the provisions of this Plan upon termination of Service on or after his Normal Retirement Date.

         (b) AMOUNT. A "Defined Lump Sum" which shall be an amount which is equal to the sum of twenty-two (22) percent of the Participant's Final Average Compensation for each Year of Service up to age fifty-five (55) and twenty-eight (28) percent of the Participant's Final Average Compensation for each Year of Service after age 55, up to a maximum of twenty (20) Years, limited to five hundred (500) percent, reduced by the lump sum amounts that the Participant is eligible to receive from the Qualified Retirement Plan and from his Prior Employment (and Full-Time Military Service) Retirement Benefits and the lump sum equivalent of the Participant's Primary Social Security Benefit to which the

              Participant is entitled, whether or not received. For purposes of calculating the lump sum equivalent of a Participant's Primary Social Security Benefit, such lump sum equivalent will be considered to be ninety-six (96) times the Primary Social Security Benefit.

         (c)  PAYMENT AND DURATION.  Such Participant's Defined Lump
              Sum calculated in (b) above shall be converted into an Actuarial Equivalent single life annuity unless, with the consent of the Administrator, such amount is to be paid in a Defined Lump Sum. Payment of monthly normal retirement benefits provided under this Plan shall commence as of the first day of the calendar month beginning on or after the date the Participant's Service terminates pursuant to this Subsection 4.1 and shall continue to be paid as of the first day of each month for the remainder of the Participant's life. However, if such Participant is married, except as provided in Section 6.1, such amount shall be paid in the form of an Actuarial Equivalent joint and survivor annuity with fifty (50) percent of such Participant's reduced monthly lifetime amounts being payable to such Participant's Surviving Spouse for the remainder of such Spouse's life.

   4.2  EARLY RETIREMENT BENEFITS.
         (a) ELIGIBILITY. A Participant shall be eligible to receive vested early retirement benefits under the provisions of this Plan upon termination of his Service prior to his Normal Retirement Date but on or after his attaining age fifty-five (55) and completing at least ten (10) Years of Service.

         (b) AMOUNT. Upon termination of the Participant's Service, pursuant to (a) above, the Participant shall be entitled to receive a vested early retirement benefit. Such benefit shall be computed in the same manner as a normal retirement benefit under Subsection 4.1(b), based on the Participant's Final Average Compensation and Years of Service as of the date his Service terminates.

         (c)  PAYMENT AND DURATION.  Such Participant's Defined Lump
              Sum calculated in 4.1(b) above shall be converted into an Actuarial Equivalent single life annuity unless, with the consent of the Administrator, such amount is to be paid in a Defined Lump Sum. Payment of monthly vested benefits provided under this Plan shall commence as of the first day of the calendar month beginning on or after the date the Participant's Service terminates pursuant to this Section 4.2 and shall continue to be paid as of the first day of each month for the remainder of the Participant's life. However, if such Participant is married, except as provided in Section 6.1, such amount shall be paid in the form of an Actuarial Equivalent joint and survivor annuity with fifty (50) percent of such Participant's reduced monthly lifetime amounts being payable to such Participant's Surviving Spouse for the remainder of such Spouse's life.

   4.3 DISABILITY INCOME BENEFIT.
         (a) ELIGIBILITY. A Participant shall be eligible to receive a disability income benefit under the provisions of this Plan if the Participant is eligible to receive monthly long-term disability benefits under the Company's long-term disability plan.

         (b) AMOUNT. The Participant shall be entitled to receive a monthly disability income benefit equal to fifty (50) percent of the Participant's Base Compensation (as defined in the Company's long-term disability plan, as amended, but disregarding any earnings limitations contained therein), reduced by (i) the amount of the monthly disability income benefit payable under the Company's long-term disability plan and
              (ii) the amount of any disability benefits payable under the Social Security Act.

         (c) COMMENCEMENT AND DURATION. Payment of monthly disability income benefits under this Plan shall commence as of the first date of the Participant's eligibility to receive benefits as determined in 4.3(a) and shall continue to be paid as of the first day of each month thereafter unless and until long-term disability benefits are discontinued under the terms of the Company's long-term disability plan.

   4.4 DISABILITY RETIREMENT BENEFIT.
         (a) ELIGIBILITY. A Participant shall be eligible to receive a disability retirement benefit under the provisions of this Plan if a total and permanent physical or mental incapacity deprives the Participant of the ability to perform his duties as an executive of the Company, provided the Participant has completed at least fifteen (15) Years of Service. Determination of a disability shall be at the Chief Executive Officer's sole discretion, based on a review of medical documents and evaluations which he deems appropriate.

         (b) AMOUNT. Upon termination of the Participant's Service pursuant to (a) above, the Participant shall be entitled to receive a disability retirement benefit. Such benefit shall be computed in the same manner as a normal retirement benefit under Subsection 4.1(b), based on the Participant's Final Average Compensation and Years of Service as of the date his Service terminates but reduced further by the lump sum equivalent amount of benefits, if any, payable under the Company's long term disability insurance program and under Subsection 4.3(b) above.

         (c)  PAYMENT AND DURATION.  Such Participant's Defined Lump
              Sum calculated in (b) above shall be converted into an Actuarially Equivalent single life annuity. Payment of monthly disability retirement benefits provided under this Plan shall commence as of the first date of the Participant's eligibility to receive benefits as determined in 4.4(a) above and shall continue to be paid as of the first day of each month for the remainder of the Participant's life.

                           SECTION 5.  DEATH BENEFIT

   5.1  PAYMENTS TO SURVIVING SPOUSE.
         (a) ELIGIBILITY. A Surviving Spouse shall be eligible to receive a monthly death benefit under the provisions of this Plan, upon the death, prior to the commencement of payments of benefits, of a Participant eligible to receive a retirement benefit under Subsection 4.1 or 4.2 hereof.

         (b) AMOUNT. The monthly death benefit payable to an eligible Surviving Spouse shall be equal to the Actuarial Equivalent of fifty-five (55) percent of the Participant's Defined Lump Sum determined in accordance with Subsection 4.1(b) or 4.2(b), whichever is applicable.

         (c) PAYMENT AND DURATION. Such Surviving Spouse's death benefits shall be converted into an Actuarial Equivalent single life annuity or, with the consent of the Administrator, in a single lump sum. Payment of monthly death benefits provided under this Plan shall commence as of the first day of the calendar month beginning after the date of the Participant's death and shall continue to be paid monthly thereafter as of the first day of each month for the remainder of the Surviving Spouse's life unless paid in a single lump sum.

                      SECTION 6.  OPTIONAL PAYMENT METHOD

     6.1 MARRIED PARTICIPANT'S PAYMENT FORM ELECTION. A married Participant who is eligible to receive any benefits provided under Section 4 hereof may, prior to terminating Service, elect to have those benefits paid in the alternative form of a joint and survivor annuity which will continue monthly payments for life to his spouse equal to one hundred (100) percent of the actuarially reduced monthly amount paid to him during his lifetime. The benefits payable to the Participant and his spouse under this alternative form shall be the Actuarial Equivalent to the value of the benefits that would have otherwise been payable to him under Section 4 hereof. A Participant's election under this Section 6 must be filed in writing with the Administrator at least thirty (30) days prior to the date his monthly benefit payments are to commence under Section 4.

                       SECTION 7.  FINANCING OF BENEFITS

     7.1 CONTRACTUAL OBLIGATION. Subject to the provisions of Section 8.4 hereof, it is intended that the Company is under a contractual obligation to make the payments under this Plan while it is in effect. Benefits shall be paid out of the general funds of the Company.

     7.2 UNSECURED GENERAL CREDITOR. Neither the Participant nor the Surviving Spouse shall have any interest whatsoever in any specific asset of the Company and its subsidiaries on account of any benefits provided under this Plan. The Participant's (or Surviving Spouse's) right to receive benefit payments under this Plan shall be no greater than the right of any unsecured general creditor of the Company and its subsidiaries.

     7.3 FORFEITURE OF BENEFITS BECAUSE OF COMPETITION. Notwithstanding any provisions in this Plan to the contrary, any Plan retirement benefits which are otherwise due or payable to a Participant under this Section 4 will be forfeited and discontinued if such Participant upon or after retirement enters into, or becomes associated with, any business, as a shareholder, employee, director, proprietor, consultant, partner or joint venturer, which is in direct competition with the business of the Company and it subsidiaries, unless such relationship is disclosed to, and approved by, the Chief Executive Officer of the Company.

                         SECTION 8.  MUTUAL AGREEMENTS

     8.1 NO VESTING. There shall be no vesting of any amount under this Plan and no obligations shall be owing or payable by the Company and its subsidiaries under this Plan, except as provided in Sections 4, 5, 6 and 9 hereof, as applicable.

     8.2 NO GUARANTEE. Nothing herein shall be construed as conferring upon the Participant any greater rights to employment by the Company and its subsidiaries than he would otherwise have.

     8.3 LIABILITY. Neither the Company and any subsidiary thereof nor any shareholder, director, Officer or other employee of the Company or any other person shall be liable for any act or failure to act under the Plan, except for gross negligence or fraud.

     8.4 AMENDMENT OR TERMINATION OF THE PLAN. The Company reserves the right to amend, modify, terminate, or discontinue the Plan at any time; and such action shall be final, binding, and conclusive as to all parties, including any Participant, any Surviving Spouse thereof and all other Company or subsidiary employees and persons; provided, however, that any such Company action to terminate or discontinue the Plan or to change the monthly payment amount or the time and manner of payment thereof as then provided in the Plan shall not be effective and operative with respect to any Participant or Surviving Spouse who already is vested or has commenced receipt of benefit payments under Sections 4, 5, 6 or 9 hereof, as applicable, on the date of such Company action or with respect to any Spouse to whom benefits under Section 6 hereof, as applicable, would be payable due to the subsequent death of any such Participant then receiving benefit payments. Any action by the Company to amend or terminate the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

     8.5 ASSIGNMENT OF RIGHTS. In no event shall the Company make any payment under this Plan to any assignee or creditor of the Participant or his Surviving Spouse. Prior to the time of a payment hereunder, the Participant or Surviving Spouse shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan.

     8.6 APPLICABLE LAW. This Plan is intended to constitute a plan which is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and that except to the extent that ERISA applies to such plan, the laws of Illinois will apply.

     8.7 WITHHOLDING OF TAXES. The Company may withhold from any monthly retirement benefit or monthly death benefit such sum as the Company may reasonably estimate is necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such monthly retirement or monthly death benefit payment. Upon discharge or settlement of such tax liability, the Company shall distribute the balance of any monthly retirement benefit or death benefit withheld, if any, to the Participant from whom the amount was withheld. If such Participant is deceased such amount shall be distributed to the beneficiary of the Participant from who it was withheld.

     8.8 OVERPAYMENT. If any monthly retirement payment shall be determined by the Company to have been excessive or improper and the Participant or his Surviving Spouse shall fail, upon Company request, to make repayment to the Company of such overpayment, the Company shall deduct the amount of such overpayment from future monthly retirement payments.

     8.9 FACILITY OF PAYMENT. Whenever a Participant or a Surviving Spouse entitled to a monthly retirement benefit or death benefit hereunder shall be determined to be under a legal disability or otherwise incapacitated in any way as so to be unable to manage his or her financial affairs, the following provisions shall apply. The Company may direct that all or any portion of the monthly retirement payments or death benefits to be made to such Participant or Surviving Spouse shall be made to such person's spouse or any other person, in any manner that the Company considers advisable, to be expended for his benefit. The decision of the Company shall, in each case, be final and binding upon all persons, and any payment made pursuant to this provision shall operate as a complete discharge of the obligations of the Company under the Plan.

     8.10 ACTION CONCLUSIVE. The Administrator has sole discretion administering and interpreting all provisions of this Plan. Any action or decision made by the Administrator with respect to eligibility for and payment of supplemental retirement income benefits or death benefits to be made under the Plan made by the Administrator in good faith will be binding and conclusive on the Participant, his or her Spouse or his or her beneficiary.

     8.11 SUCCESSORS. The plan shall be binding upon and inure to the benefit of the Participant and the Company and any successor company of the Company by way of merger, reorganization, acquisition, or sale by the Company of substantially all of its assets.

                   SECTION 9.  CHANGE IN CORPORATE STRUCTURE

     In the event of the dissolution, merger, consolidation or reorganization of the Company or the sale by the Company of all or substantially all of its assets ("corporate reorganization") each Participant who is not already vested under the Plan shall be vested and have a right to receive the benefit accrued to the date of such corporate reorganization, calculated in accordance with Subsection 4.1(b) based on such Participant's Final Average Compensation and Years of Service as of the date of such corporate reorganization. Unless such successor employer or purchaser of all or substantially all of the Company's assets agrees to continue the Plan in accordance with its existing terms, the benefits of all Participants in the Plan shall be payable in a Defined Lump Sum at the time of such corporate reorganization.

     Executed on this 2nd day of January, 1996.


Attest:

By: Daniel T. Burns                              By: Daniel Cotter
   --------------------------------                 ---------------------------
Title: Vice President                            Title: President
      -----------------------------                    ------------------------